Annual Meeting of Shareholders

November 24, 2009

PROVIDENT

Provident Financial Holdings, Inc.

Fiscal 2009 Highlights

- ✓ Net loss of $(7.4) million or EPS of negative $(1.20) per share.
- ✓ Sixth largest deposit market share in Riverside – San Bernardino according to deposit data released by the FDIC.
- ✓ Bank capital is significantly above regulatory defined "Well-Capitalized" level.
- ✓ Reduced the quarterly cash dividend in response to the challenging banking environment.

Provident Financial Holdings, Inc.

Subsequent Events

- ✓ Announced a quarterly cash dividend of $0.01 per share in July 2009 and October 2009.
- ✓ Opened a new Provident Bank Mortgage office at Indiana Avenue, Riverside.
- ✓ Filed a registration statement with the Securities and Exchange Commission for a proposed public offering of up to $46 million of common stock in an underwritten public offering.

Provident Financial Holdings, Inc.

Net Income



Net Income (Loss)
(In Thousands)
$25,000
$20,000
$15,000
$10,000
$5,000
$0
-$5,000
-$10,000

	FY2005	FY2006	FY2007	FY2008	FY2009
Net Income (Loss)	$17,806	$19,636	$10,451	$860	-$7,439

Diluted Earnings Per Share


Diluted Earnings (Loss) Per Share (EPS)
$3.00
$2.00
$1.00
$0.00
-$1.00
-$2.00

	FY2005	FY2006	FY2007	FY2008	FY2009
Diluted EPS	$2.49	$2.82	$1.57	$0.14	-$1.20

Return on Stockholders' Equity

Return On Average Stockholders' Equity (ROE)



20.00%
15.00%
10.00%
5.00%
0.00%
-5.00%
-10.00%

	FY2005	FY2006	FY2007	FY2008	FY2009
ROE	15.33%	15.02%	7.77%	0.68%	-6.20%

Total Assets

Total Assets (In Millions)



$2,000
$1,500
$1,000
$500

	06/30/2005	06/30/2006	06/30/2007	06/30/2008	06/30/2009
Total Assets	$1,635	$1,624	$1,649	$1,632	$1,580

PROVIDENT
Provident Financial Holdings, Inc.

Loans Held For Investment

Loans Held For Investment, Net (In Millions)


$1,600
$1,400
$1,200
$1,000
$800
$600
$400

	06/30/2005	06/30/2006	06/30/2007	06/30/2008	06/30/2009
Loans Held For Investment, Net	$1,134	$1,265	$1,351	$1,368	$1,166

Total Deposits



Deposits (In Millions)
$1,200
$1,000
$800
$600
$400

	06/30/2005	06/30/2006	06/30/2007	06/30/2008	06/30/2009
Deposits	$924	$921	$1,001	$1,012	$989

PROVIDENT
Provident Financial Holdings, Inc.

Stock Performance

(Compared to NASDAQ and NASDAQ Bank Indices)

COMPARISON OF CUMULATIVE TOTAL RETURNS*



$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
6/30/04
6/30/05
6/30/06
6/30/07
6/30/08
6/30/09
PROV
NASDAQ Stock Index
NASDAQ Bank Index

	6/30/04	6/30/05	6/30/06	6/30/07	6/30/08	6/30/09
PROV	$100.00	$121.19	$132.03	$112.81	$44.22	$26.69
NASDAQ Stock Index	$100.00	$101.10	$107.49	$128.14	$112.05	$72.23
NASDAQ Bank Index	$100.00	$106.77	$113.96	$116.02	$72.47	$53.87

PROVIDENT

Provident Financial Holdings, Inc.

PROV

NASDAQ

LISTED

www.myprovident.com